UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2017 (October 17, 2017)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Denver, CO, Suite 201	80202
(Address of principal executive offices)	(Zip Code)

(833) 467-6687
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X]	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

As used in this Current Report, all references to the terms “we”, “us”, “our”, “MassRoots” or the “Company” refer to MassRoots, Inc., unless the context clearly requires otherwise.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include, but are not limited to, statements regarding the termination of the Merger Agreement (as defined below) and what impact it could have on the Company’s operations, stock price and financial condition. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing of information or financial statements with the Securities and Exchange Commission. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 1.02 Termination of a Material Definitive Agreement

As reported by the Company on its Current Reports on Form 8-K filed on August 24, 2017 and Form 8-K/A filed on August 28, 2017, the Company entered into an Agreement and Plan of Merger with MassRoots Legal Technology, Inc., a wholly-owned subsidiary of the Company (“Merger Subsidiary”), CannaRegs, Ltd., a Delaware corporation (“CannaRegs”), and Amanda Ostrowitz, an individual acting solely in her capacity as a stockholder representative (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Subsidiary was to be merged with and into CannaRegs, whereby the separate corporate existence of Merger Subsidiary would cease and CannaRegs would survive as a wholly-owned subsidiary of MassRoots. As consideration, the stockholders of CannaRegs were to receive 30,000,000 shares of the Company’s common stock, allocated pro rata, and current and future members of the CannaRegs team were to receive a right to receive up to 10,000,000 shares and/or options to purchase the Company’s common stock pursuant to a new equity incentive plan.

The Company’s Board of Directors (the “Board”) has not yet approved or ratified the Merger Agreement.

The Merger Agreement was terminated upon receipt of written notice from CannaRegs on October 17, 2017, and the Company’s written mutual agreement to such termination on October 18, 2017, pursuant to Section 10.01 of the Merger Agreement.

Item 7.01 Regulation FD Disclosure.

Reference is made to the disclosure set forth under Item 1.02 above, which disclosure is incorporated herein by reference.

The information in this Item 7.01, is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, pursuant to this Item 7.01, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Item 7.01 of this Form 8-K and so provides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: October 18, 2017	By:	/s/ Scott Kveton
Scott Kveton
Chief Executive Officer